DELAWARE GROUP GOVERNMENT FUND

Registration No. 811-04304
FORM N-SAR
Annual Period Ended July 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Government Fund (the ?Trust?), on behalf of Delaware Core Plus Bond Fund, Delaware Emerging Markets Debt Fund, and Delaware Inflation Protected Bond Fund1 (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015 the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for Delaware Core Plus Bond Fund and Delaware Emerging Markets Debt Fund; (iii) to revise the fundamental investment restriction relating to lending for Delaware Core Plus Bond Fund and Delaware Emerging Markets Debt Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 12,217,712.264
Percentage of Outstanding Shares 52.084%
Percentage of Shares Voted 98.441%

Shares Withheld 193,553.188
Percentage of Outstanding Shares 0.825%
Percentage of Shares Voted 1.559%

Ann D. Borowiec

Shares Voted For 12,216,554.881
Percentage of Outstanding Shares 52.079%
Percentage of Shares Voted 98.431%

Shares Withheld 194,710.571
Percentage of Outstanding Shares 0.830%
Percentage of Shares Voted 1.569%

Joseph W. Chow

Shares Voted For 12,217,065.881
Percentage of Outstanding Shares 52.082%
Percentage of Shares Voted 98.435%

Shares Withheld 194,199.571
Percentage of Outstanding Shares 0.828%
Percentage of Shares Voted 1.565%

Patrick P. Coyne

Shares Voted For 12,217,856.083
Percentage of Outstanding Shares 52.085%
Percentage of Shares Voted 98.442%

Shares Withheld 193,409.369
Percentage of Outstanding Shares 0.825%
Percentage of Shares Voted 1.558%

John A. Fry

Shares Voted For 12,217,712.264
Percentage of Outstanding Shares 52.084%
Percentage of Shares Voted 98.441%

Shares Withheld 193,553.188
Percentage of Outstanding Shares 0.825%
Percentage of Shares Voted 1.559%

Lucinda S. Landreth

Shares Voted For 12,214,285.264
Percentage of Outstanding Shares 52.070%
Percentage of Shares Voted 98.413%

Shares Withheld 196,980.188
Percentage of Outstanding Shares 0.840%
Percentage of Shares Voted 1.587%

Frances A. Sevilla-Sacasa

Shares Voted For 12,214,285.264
Percentage of Outstanding Shares 52.070%
Percentage of Shares Voted 98.413%

Shares Withheld 196,980.188
Percentage of Outstanding Shares 0.840%
Percentage of Shares Voted 1.587%

Thomas K. Whitford

Shares Voted For 12,209,449.751
Percentage of Outstanding Shares 52.049%
Percentage of Shares Voted 98.374%

Shares Withheld 201,815.701
Percentage of Outstanding Shares 0.860%
Percentage of Shares Voted 1.626%

Janet L. Yeomans

Shares Voted For 12,211,966.537
Percentage of Outstanding Shares 52.060%
Percentage of Shares Voted 98.394%

Shares Withheld 199,298.915
Percentage of Outstanding Shares 0.850%
Percentage of Shares Voted 1.606%

J. Richard Zecher

Shares Voted For 12,217,065.881
Percentage of Outstanding Shares 52.082%
Percentage of Shares Voted 98.435%

Shares Withheld 194,199.571
Percentage of Outstanding Shares 0.828%
Percentage of Shares Voted 1.565%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Core Plus Bond Fund

Shares Voted For 6,009,616.983
Percentage of Outstanding Shares 42.471%
Percentage of Shares Voted 75.909%

Shares Voted Against 179,888.548
Percentage of Outstanding Shares 1.271%
Percentage of Shares Voted 2.272%

Shares Abstained 116,676.569
Percentage of Outstanding Shares 0.825%
Percentage of Shares Voted 1.474%
Broker Non-Votes 1,610,654.000

Delaware Emerging Markets Debt Fund

Shares Voted For 2,227,764.675
Percentage of Outstanding Shares 100.000%
Percentage of Shares Voted 100.000%

Shares Voted Against 0.000
Percentage of Outstanding Shares 0.000%
Percentage of Shares Voted 0.000%

Shares Abstained 0.000
Percentage of Outstanding Shares 0.000%
Percentage of Shares Voted 0.000%
Broker Non-Votes 0.000

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Core Plus Bond Fund

Shares Voted For 5,984,905.343
Percentage of Outstanding Shares 42.296%
Percentage of Shares Voted 75.597%

Shares Voted Against 174,786.466
Percentage of Outstanding Shares 1.235%
Percentage of Shares Voted 2.208%

Shares Abstained 146,488.291
Percentage of Outstanding Shares 1.035%
Percentage of Shares Voted 1.850%
Broker Non-Votes 1,610,656.000

Delaware Emerging Markets Debt Fund

Shares Voted For 2,227,764.675
Percentage of Outstanding Shares 100.000%
Percentage of Shares Voted 100.000%

Shares Voted Against 0.000
Percentage of Outstanding Shares 0.000%
Percentage of Shares Voted 0.000%

Shares Abstained 0.000
Percentage of Outstanding Shares 0.000%
Percentage of Shares Voted 0.000%
Broker Non-Votes 0.000

4. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Government Fund

Shares Voted For 9,079,255.833
Percentage of Outstanding Shares 38.705%
Percentage of Shares Voted 73.153%

Shares Voted Against 161,109.991
Percentage of Outstanding Shares 0.687%
Percentage of Shares Voted 1.298%

Shares Abstained 208,315.628
Percentage of Outstanding Shares 0.888%
Percentage of Shares Voted 1.678%
Broker Non-Votes 2,962,584.000

4. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Government Fund

Shares Voted For 9,076,717.809
Percentage of Outstanding Shares 38.694%
Percentage of Shares Voted 73.133%

Shares Voted Against 170,967.090
Percentage of Outstanding Shares 0.729%
Percentage of Shares Voted 1.378%

Shares Abstained 200,997.553
Percentage of Outstanding Shares 0.857%
Percentage of Shares Voted 1.619%
Broker Non-Votes 2,962,583.000

4. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Government Fund

Shares Voted For 9,135,316.759
Percentage of Outstanding Shares 38.944%
Percentage of Shares Voted 73.605%

Shares Voted Against 121,685.413
Percentage of Outstanding Shares 0.519%
Percentage of Shares Voted 0.980%

Shares Abstained 191,684.280
Percentage of Outstanding Shares 0.817%
Percentage of Shares Voted 1.544%
Broker Non-Votes 2,962,579.000

SUB-ITEM 77I: Terms of new or amended securities

On February 19, 2014, the Board of Trustees (the ?Board?) of Delaware Group Government Fund (the ?Registrant?) unanimously voted and approved a proposal to liquidate and dissolve the Delaware Inflation Protected Bond Fund. The liquidation and dissolution took effect on June 12, 2015. This information is herein incorporated by reference to the supplements dated February 20, 2015 (SEC Accession No. 0001137439-15-000035) and March 11, 2015 (SEC Accession No. 0001582816-15-000071) to the Registrant?s prospectus dated November 28, 2014, as filed with the Securities and Exchange Commission.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Government Fund (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Government Fund (April 1, 2015), attached as Exhibit.

77.Q1(e) Amendment No. 2 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Government Fund and Delaware Management Company, a series of Delaware Management Business Trust, dated June 12, 2015, attached as Exhibit.
1 Delaware Inflation Protected Bond Fund liquidated on June 12, 2015.

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